UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 29, 2006

NYFIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21324	06-1344888
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 Wall Street, 26th Floor, New York, New York  10005

(Address of principal executive offices)

Registrant’s telephone number, including area code: 212 809-3542

______________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On December 5, 2006, NYFIX, Inc. (the “Company”) announced in a Current Report on Form 8-K that, on November 29, 2006, Lars Kragh had agreed to relinquish his role as the Company’s Chief Information Officer and leave the Company as of December 31, 2006 and that the Company and Mr. Kragh were continuing to discuss the terms related to his departure. The Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on December 5, 2006 is being amended hereby to report the terms and conditions of the Separation Agreement and General Release entered into between the Company and Mr. Kragh, the terms of which were not complete at the time of the initial filing of such report.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)

On November 29, 2006, the Company and Lars Kragh, the Company’s Chief Information Officer, agreed that Mr. Kragh would relinquish his role as Chief Information Officer and leave the Company as of December 31, 2006.

(e)

On or about March 20, 2007, Mr. Kragh delivered an executed Separation Agreement and General Release (the “Kragh Agreement”) with the Company and on April 10, 2007 delivered certain documents the parties had agreed were a condition to the effectiveness of the Kragh Agreement, which was effective retroactive to December 31, 2006. Pursuant to the Kragh Agreement, the Company agreed to: (i) match Mr. Kragh’s 401(k) contribution through December 31, 2006, (ii) continue to pay Mr. Kragh an amount equal to his current base salary in regular bi-monthly payments through December 31, 2007, (iii) make a lump sum payment to Mr. Kragh in the amount of $68,811 on March 31, 2007, (iv) pay Mr. Kragh the equivalent of 4 weeks vacation, (v) continue Mr. Kragh’s monthly car contribution through December 31, 2007 and (vi) reimburse Mr. Kragh for the cost of certain insurance benefits through December 31, 2007. The Kragh Agreement provides that payments due between January 1, 2007 and June 30, 2007 may be made promptly after July 1, 2007 if necessary to comply with Section 409A of the Internal Revenue Code. The Kragh Agreement also includes certain confidentiality, non-compete, non-solicitation and non-disparagement obligations on the part of Mr. Kragh. Mr. Kragh also granted a general release to the Company. The Kragh Agreement is attached hereto and incorporated herein as Exhibit 10.1.

As previously reported by the Company in a Current Report on Form 8-K filed February 1, 2006 (the “February Filing”), Mark R. Hahn relinquished his role as Chief Financial Officer of the Company and on January 31, 2006 the Company and Mr. Hahn executed an Executive Agreement (the “Hahn Agreement”), which was filed as an exhibit to the February Filing.

As previously reported by the Company in a Current Report on Form 8-K filed October 2, 2006, effective August 1, 2006, the Company and Mr. Hahn executed Amendment

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No. 1 to the Hahn Agreement, which changed the expiration date under Section 4(a) of the Hahn Agreement from June 30, 2006 to August 1, 2006, or such later date, as mutually agreeable to the Company and Mr. Hahn, not later than September 30, 2006.

On December 1, 2006, the Company and Mr. Hahn entered into a Separation Agreement and General Release (the “Hahn Separation Agreement”), which took effect as of September 30, 2006, and included provisions for severance materially similar to those in the Hahn Agreement.

Item 9.01.	Financial Statements and Exhibits.
(c)	Exhibits
Exhibit No.	Exhibits

10.1	Separation Agreement and General Release, dated as of December 31, 2006, between NYFIX, Inc. and Mr. Lars Kragh.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYFIX, INC.

By:	/s/Scott A. Bloom
Name:	Scott A. Bloom
Title:	Executive Vice President,

Corporate Development

Dated: April 16, 2007

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Separation Agreement and General Release, dated as of December 31, 2006, between NYFIX, Inc. and Mr. Lars Kragh.

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